As filed with the Securities and Exchange Commission on October 2, 1997

                                                  Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                   FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


                   The Bank of Kentucky Financial Corporation
            (Exact name of registrant as specified in its Articles)


              Kentucky                                 61-1256535
------------------------------------     --------------------------------------
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)


           1065 Burlington Pike
            Florence, Kentucky                               41042
------------------------------------------      -------------------------------
 (Address of Principal Executive Offices)                 (Zip Code)


                   The Bank of Kentucky Financial Corporation
                      1997 Stock Option and Incentive Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)


                           Robert W. Zapp, President
                   The Bank of Kentucky Financial Corporation
                              1065 Burlington Pike
                            Florence, Kentucky 41042
-------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                 (606) 282-2805
-------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


   Title of                         Proposed maximum     Proposed maximum       Amount of
 securities to      Amount to be     offering price     aggregate offering    registration
 be registered       registered       per share(1)           price (1)             fee
---------------     ------------    ----------------    ------------------    ------------
Common Stock
$5.00 par value       360,000            $20.00             $7,189,500          $2,179.00

-------------------
<F1>  Of the 360,000 shares being registered, 6,000 shares may be purchased for
      $18.25 per share upon the exercise of options already granted. The offering price of the remaining 354,000 shares, which have been reserved for the future grant of options, has been determined for purposes of calculating the registration fee pursuant to 17 C.F.R. [SECTION] 230.457(h) to be $20.00 per share on September 26, 1997.

PROSPECTUS
October 2, 1997

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN

      In connection with its 1997 Stock Option and Incentive Plan (the "Plan"), The Bank of Kentucky Financial Corporation ("BKFC") has executed stock option agreements (the "Agreements"), pursuant to which BKFC offers common stock, $5.00 par value per share, of BKFC (the "Common Shares").

      This document constitutes part of a prospectus in respect of the Common Shares. The following documents are incorporated by reference in the prospectus: (i) BKFC's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 1996; (ii) all documents filed with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since March 27, 1997;
(iii) the description of the Common Shares contained in BKFC's Registration Statement on Form 8-A (File No. 0-25960) filed with the Commission on April 28, 1995; and (iv) any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby.

      Upon the written or oral request of any participant, copies of the documents incorporated by reference (excluding exhibits), copies of all reports, proxy statements and other communications sent to BKFC's stockholders generally and additional information regarding the Agreements and their administrator shall be provided without charge. Requests may be made to Robert
W. Zapp in writing at The Bank of Kentucky Financial Corporation, 1065 Burlington Pike, Florence, Kentucky 41042, or by telephone at (606) 371-2340.

Purpose

      The purpose of the Plan is to promote the best interests of BKFC and its shareholders by enabling BKFC to attract, retain and reward directors, officers, managerial and other key employees and to strengthen the mutuality of interests between such directors, employees and BKFC's shareholders by providing such directors, officers, and other key employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of BKFC. BKFC has reserved for issuance upon the exercise of options granted under the Plan 360,000 Common Shares.

Risk Factors

Concentration of Voting Power. The directors and executive officers of BKFC own in the aggregate approximately 885,792 Common Shares, or 50.6%, of the 1,750,467 outstanding Common Shares, excluding the 360,000 Common Shares to be issued upon the exercise of options to purchase Common Shares held by directors and executive officers. Upon the exercise of such options, the directors and executive officers of BKFC will own in the aggregate approximately 59.0% of the 2,110,467 outstanding Common Shares. Such aggregate ownership will permit the current directors and executive officers of BKFC to exert a controlling influence over the operations of BKFC and its subsidiaries.

Limited Market for Common Shares. There is presently no active market for the Common Shares. In light of the total number of Common Shares outstanding and the large number of Common Shares held by the directors and executive officers of BKFC, the development of an active and liquid market for the Common Shares is unlikely, as a result of which BKFC stockholders may have difficulty selling their Common Shares. Persons who consider exercising options to purchase Common Shares should consider, therefore, the potentially illiquid and long-term nature of the investment in the Common Shares.

Anti-Takeover Provisions Which May Discourage a Change of Control of BKFC. Federal law and regulations, Kentucky law, and the Articles of Incorporation and By-Laws of BKFC contain certain provisions which may deter or prohibit a change of control of BKFC. Such provisions are intended to encourage any acquiror to negotiate the terms of an acquisition with the Board of Directors of BKFC, thereby reducing the vulnerability of BKFC to takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

      Anti-takeover devices and provisions may also, however, have the effect of discouraging sudden and other hostile takeover attempts which are not approved by the Board of Directors, even under circumstances in which shareholders may deem such takeovers to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to participate by virtue of such devices and provisions. Such provisions may also benefit management by discouraging changes of control in which incumbent management would be removed from office. The following is a summary of certain provisions of such laws, regulations and documents.

      Articles of Incorporation and By-Laws of BKFC. BKFC's Articles of Incorporation, as amended (the "Amended Articles"), and By-Laws contain certain provisions which could discourage non-negotiated takeover attempts that certain stockholders might deem to be in their interests or through which stockholders might otherwise receive a premium for their Common Shares and which may tend to perpetuate existing management. These provisions include: (1) the classification of the terms of the members of the Board; (2) a nomination procedure set forth in the By-Laws of BKFC and (3) supermajority provisions for the approval of certain business combinations.

      BKFC's Amended Articles provide for a Board of Directors consisting of not less than nine (9) nor more than fifteen (15) members. The Board of Directors currently consists of thirteen (13) members, divided into three classes. Each class is elected by a separate election, and the directors in each class serve three years. As a result of the classification of the Board of Directors in this manner, a minimum of two annual meetings of stockholders will be necessary for a majority of the members of the Board to stand for election. Cumulative voting is required by Kentucky law and BKFC's Amended Articles for the election of directors. With cumulative voting, stockholders are entitled to cast the number of votes in the aggregate equal to the number of Common Shares held by the stockholder, multiplied by the number of directors to be elected at such election. Each stockholder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. The holders of less than a majority of the Common Shares could, therefore, elect a minority of the members of each class of directors then standing for election if they cumulate their votes.

      The Amended Articles of Incorporation of BKFC also provide that the affirmative vote of the holders of at least 75% of the voting power of BKFC is required to authorize any of the following transactions, unless the directors of BKFC recommend their approval: (1) a proposed amendment to BKFC's Amended Articles; (2) a proposed amendment to the By-Laws of BKFC; (3) a proposal to change the number of directors by action of the stockholders; (4) an agreement of merger or consolidation providing for the proposed merger or consolidation of BKFC with or into one or more other corporations; (5) a proposed combination or majority share acquisition involving the issuance of Common Shares and requiring stockholder approval; (6) a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of BKFC; or (7) a proposed dissolution of BKFC. If the directors recommend that stockholders approve any of the foregoing transactions, the affirmative vote of only a majority of the voting power of BKFC would be required to approve such transactions, unless expressly otherwise provided by statute.

      BKFC's By-Laws provide that stockholder nominations for the election of directors must be made in writing and must be delivered or mailed to the Secretary of BKFC. In the case of a nominee proposed for election as a director at an annual meeting of stockholders, such written notice must be received by the Secretary of BKFC on or before the later of (i) the November 30th immediately preceding such annual meeting or (ii) the sixtieth day (60th) before the first anniversary of the most recent annual meeting of stockholders of BKFC held for the election of directors. If, however, the annual meeting for the election of directors in any year is not held on or before the thirty-first day next following such anniversary, the written notice must be received by the Secretary no later than the close of business on the seventh day following the day on which such notice of the annual meeting was mailed to stockholders. In the case of a nominee proposed for election as a director at a special meeting of stockholders, such written notice of a proposed nominee shall be received by the Secretary of BKFC no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to stockholders.

      The written notice of a proposed nominee must set forth: (1) the name, age, business or residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; and (3) the number of Common Shares owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

      Kentucky Bank Regulations. BKFC's principal operating subsidiary, The Bank of Kentucky, Inc. (the "Bank"), is a bank incorporated under the laws of the Commonwealth of Kentucky and is, therefore, subject to regulation, supervision and examination by the Department of Financial Institutions of the Commonwealth of Kentucky (the "Department"). The Department has approval authority over any (1) mergers involving or (2) acquisition of control of Kentucky banks.

      Federal Law and Regulations. The Federal Deposit Insurance Act (the "FDIA") provides that no person, acting directly or indirectly or in concert with one or more persons, shall acquire control of any insured savings bank or holding company unless 60 days prior written notice has been given to the Federal Deposit Insurance Corporation (the "FDIC"), and the FDIC has not issued a notice disapproving the proposed acquisition. Control, for purposes of the FDIA, means the power, directly or indirectly, to direct the management or policies of an insured institution or to vote 25% or more of any class of securities of such institution. There is a rebuttable presumption that the power to vote 10% of any class of securities constitutes control if a bank's securities are registered under the Securities Exchange Act of 1934 or the holder is the largest shareholder of the bank.

Interest Rate Risk. The results of operations of BKFC are dependent upon the results of operations of its principal operating subsidiary, the Bank. The operating results of the Bank are dependent to a significant degree on net interest income, which is the difference between interest income from loans, investments and interest-bearing deposits, and interest expense on deposits and borrowings. Like most financial institutions, the interest income and interest expense of the Bank changes as the interest rates on loans, securities and other assets and on deposits and other interest-bearing liabilities change. Interest rates generally may change because of general economic conditions, the policies of various regulatory authorities and other factors beyond the control of the Bank. The interest rates on specific assets and liabilities of the Bank will change or "reprice" in accordance with the contractual terms of the asset or liability instrument and in accordance with customer reaction to general economic trends. The Bank is subject to interest rate risk to the extent that interest-earning assets reprice differently than its interest-bearing liabilities.

      In the event that interest rates rise from the historically low levels of 1997, the net interest income of the Bank could be expected to be negatively affected. Moreover, rising interest rates could negatively affect net interest income due to diminished loan demand. If the net interest income of the Bank is adversely affected, the results of operations of BKFC will also be adversely affected.

Administration, Eligibility and Amendment

      The Plan is administered by a committee which currently consists of all of the directors of BKFC (the "Stock Option Committee"). The Stock Option Committee may grant options under the Plan at such times as it deems most beneficial on the basis of the potential recipient's responsibility, tenure and future potential. Eligibility to receive grants under the Plan is limited to the directors and managerial and other key employees of BKFC and its subsidiaries.

      Without further approval of the shareholders, the Board of Directors may at any time terminate the Plan, or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments to reflect certain changes in the capitalization of BKFC), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, the Board of Directors may amend the Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

      The Plan shall terminate on April 28, 2007, except with respect to options then outstanding.

Option Terms

      Options granted under the Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the Plan to directors or officers who are not full-time employees will not qualify as ISOs under the Code ("Non-Qualified Stock Options").

      The option exercise price for an option granted to a non-employee director or an option granted to non-employee officer shall be the fair market value of the Common Shares on the date of grant as determined in the manner set forth in the Plan. The option exercise price for an option granted to an employee shall be determined by the Stock Option Committee at the time of grant, except that the exercise price for an ISO must not be less than 100% of the fair market value of the Common Shares on the date of grant. No stock option will be exercisable after the expiration of ten years from the date that it is granted. In the case of an ISO granted to an employee who owns more than 10% of the outstanding Common Shares at the time an ISO is granted under the Plan, the exercise price of such ISO may not be less than 110% of the fair market value of the Common Shares on the date of grant, and such ISO shall not be exercisable after the expiration of five years from the date it is granted.

      An option recipient (an "Optionee") cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Except in the event of an Optionee's death or disability, any option that has not yet become exercisable shall terminate as of the date the Optionee ceases to hold at least one of the following positions: a director, officer or employee of BKFC or one of BKFC's subsidiaries. If a participant is "terminated for cause," as defined in the Plan, any option which has not been exercised shall terminate as of the date of such termination for cause.

      Options granted under the Plan are and will be exercisable at such times and subject to such terms as the Stock Option Committee may specify in an applicable option award agreement; provided, however, that in order to qualify as an ISO, an option may not be exercised more than ten years after the date of grant (five years if the Optionee, at the time of grant, owns more than ten percent of the voting power of BKFC) or more than three months after the Optionee ceases to be employed by the Bank or BKFC. BKFC will receive no monetary consideration for the granting of options under the Plan. Upon the exercise of options, BKFC will receive payment of cash, Common Shares or a combination of cash and Common Shares from Optionees in exchange for Common Shares issued.

Tax Treatment

      ISOs. An Optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of the ISO, the difference between the fair market value of the Common Shares received and the option price is a tax preference item potentially subject to the alternative minimum tax. On the later sale or other disposition of the Common Shares, generally only the difference between the fair market value of the Common Shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income. The determination of when the alternative minimum tax is potentially applicable and the fair market value of the Common Shares for such purpose will depend in part on whether the Common Shares are subject to a substantial risk of forfeiture or restriction on transferability. Special treatment is also applicable for alternative minimum tax purposes if the Common Shares are disposed of within the same year that it is acquired. The portion of the alternative minimum tax attributable to the difference between the option price and the fair market value of the Common Shares received from exercise of an ISO can be credited against the Optionee's regular tax liability in later years to the extent such liability exceeds the alternative minimum tax.

      Upon disposition of the Common Shares acquired from the exercise of an ISO, mid-term or long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the Optionee disposes of the Common Shares within two years of the date of grant or within one year from the date of the transfer of the Common Shares to the Optionee (a "Disqualifying Disposition"), then the Optionee will recognize ordinary income, as opposed to capital gain, at the time of the disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the Common Shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term, or long-term capital gain or loss, depending upon the period of time the Common Shares have been held.

      BKFC is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of the Common Shares acquired pursuant to such exercise, except to the extent that the Optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

      If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired Common Shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the Optionee upon delivering previously acquired Common Shares to BKFC and Common Shares received by the Optionee, equal in number to previously acquired Common Shares exchanged therefor, will have the same basis and holding period for mid-term or long-term capital gain purposes as the previously acquired Common Shares. (The Optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements.) Common Shares received by the Optionee in excess of the number of Common Shares previously acquired will have a basis of zero and a holding period that commences as of the date the Common Shares are transferred to the Optionee upon exercise of the ISO. If the exercise of an ISO is effected using Common Shares previously acquired through the exercise of an ISO, the exchange of such previously acquired Common Shares will be considered a disposition of such Common Shares for the purpose of determining whether a Disqualifying Disposition has occurred.

      Non-Qualified Stock Options. An Optionee receiving a Non-Qualified Stock Option does not recognize taxable income on the date of grant of the option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. The Optionee must recognize ordinary income generally at the time of exercise of a Non-Qualified Stock Option in the amount of the difference between the fair market value of the Common Shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an Optionee will be deductible by BKFC in the year that the Optionee recognizes the income if BKFC complies with the applicable withholding requirement.

      If the sale of Common Shares could subject the Optionee to liability under Section 16(b) of the Securities Exchange Act of 1934, such Optionee generally will recognize ordinary income only on the date that such Optionee is no longer subject to such liability in an amount equal to the fair market value of the Common Shares on such date less the option price. Nevertheless, such Optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

      Common Shares acquired upon the exercise of a Non-Qualified Stock Option will have a tax basis equal to their market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for such Common Shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Common Shares, the Optionee will recognize long-term capital gain or loss if the Optionee has held the Common Shares for more than eighteen months prior to disposition, mid-term capital gain or loss if the Optionee has held Common Shares for more than one year but not more than eighteen months prior to disposition, or short-term capital gain or loss if the Optionee has held the Common Shares for one year or less prior to disposition.

      If the holder of a Non-Qualified Stock Option pays the exercise price, in whole or in part, with previously acquired Common Shares, the Optionee will recognize ordinary income in the amount by which the fair market value of the Common Shares received exceeds the exercise price. The Optionee will not recognize gain or loss with respect to the previously acquired Common Shares upon delivering such shares to BKFC. Common Shares received by an Optionee equal in number to the previously acquired Common Shares exchanged therefor will have the same basis and holding period as such previously acquired Common Shares. Common Shares received by an Optionee in excess of the number of such previously acquired Common Shares will have a basis equal to the fair market value of such additional Common Shares as of the date ordinary income is recognized. The holding period for such additional Common Shares will commence as of the date of exercise or such other relevant date.

      The Plan is not qualified under Section 401(a) of the Code.

Employee Retirement Income Security Act of 1974

      The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Reports

      No reports will be made to Optionees as to the number and status of their options.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference.
        ----------------------------------------

      The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (File No. 0-25960), filed with the Securities and Exchange Commission on March 27, 1997, and all documents filed with the Commission pursuant to the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since that date are hereby incorporated by reference.

      The description of the Registrant's common stock contained in the Registrant's Form 8-A (File No. 0-25960), filed with the Commission on April 28, 1995, is hereby incorporated by reference.

      Any definitive Proxy Statement or Information Statement filed pursuant to
Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.

ITEM 4. Description of Securities.
        --------------------------

      Not Applicable.

ITEM 5. Interests of Named Experts and Counsel.
        ---------------------------------------

      Not Applicable.

ITEM 6. Indemnification of Directors and Officers.
        ------------------------------------------

      A. Sections 8-500 to 8-580 of Chapter 271B of the Kentucky Revised Statutes govern indemnification by a Kentucky corporation, including the Registrant, and provide as follows:

      271B.8-500. Definitions for KRS 271B.8-510 to 271B.8-580. - As used in KRS 271B.8-510 to 271B.8-580:

      (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" means an individual who is or was a director of a corporation or an individual, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

      (3) "Expenses" include counsel fees.

      (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      (5) "Official capacity" means:

            (a) When used with respect to a director, the office of director in a corporation; and

            (b) When used with respect to an individual other than a director, as contemplated in KRS 271B.8-560, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" shall not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

      (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      271B.8-510. Authority to indemnify. - (1) Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

            (a)   He conducted himself in good faith; and

            (b)   He reasonably believed:

                  1. In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

                  2. In all other cases, that his conduct was at least not opposed to its best interests; and

            (c) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (2) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of subsection (1)(b)2. of this section.

      (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not be, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (4) A corporation may not indemnify a director under this section:

            (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (b) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

      271B.8-520. Mandatory indemnification. - Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

      271B.8-530. Advance for expenses. - (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

            (a) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in KRS 271B.8-510;

            (b) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

            (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under KRS 271B.8-500 to 271B.8-580.

      (2) The undertaking required by subsection (1)(b) of this section shall be an unlimited general obligation of the director but shall not be required to be secured and may be accepted without reference to financial ability to make repayment.

      (3) Determinations and authorizations of payments under this section shall be made in the manner specified in KRS 271B.8-550.

      271B.8-540. Court-ordered indemnification. - Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

      (1) The director is entitled to mandatory indemnification under KRS 271B.8-520, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

      (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in KRS 271B.8-510 or was adjudged liable as described in subsection (4) of KRS 271B.8-510, but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred.

      271B.8-550. Determination and authorization of indemnification. - (1) A corporation shall not indemnify a director under KRS 271B.8-510 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in KRS 271B.8-510.

      (2) The determination shall be made:

            (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (b) If a quorum cannot be obtained under subsection (2)(a) of this section, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

            (c)   By special legal counsel:

                  1. Selected by the board of directors or its committee in the manner prescribed in subsection (2)(a) and (b) of this section; or

                  2. If a quorum of the board of directors cannot be obtained under subsection (2)(a) of this section and a committee cannot be designated under subsection (2)(b) of this section, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

            (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

      (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(2)(c) of this section to select counsel.

      271B.8-560. Indemnification of officers, employees, and agents. - Unless a corporation's articles of incorporation provide otherwise:

      (1) An officer of the corporation who is not a director shall be entitled to mandatory indemnification under KRS 271B.8-520, and is entitled to apply for court-ordered indemnification under KRS 271B.8-540, in each case to the same extent as a director;

      (2) The corporation may indemnify and advance expenses under KRS 271B.8-500 to 271B.8-580 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

      (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      271B.8-570. Insurance. - A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under KRS 271B.8-510 or 271B.8-520.

      271B.8-580. Application of KRS 271B.8-500 to 271B.8-580. - (1) The
indemnification and advancement of expenses provided by, or granted pursuant to, KRS 271B.8-500 to 271B.8-580 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (2) KRS 271B.8-500 to 271B.8-580 shall not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness at a proceeding at a time when he has not been made a named defendant or responded to the proceeding.

      B. Article X of the Registrant's By-Laws governs indemnification by Registrant and provides as follows:

      To the extent permitted by the laws of the Commonwealth of Kentucky:

      A. The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right to the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, suit, or proceeding, or (b) by the shareholders.

      B. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

      C. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

ITEM 7. Exemption from Registration Claimed.
        ------------------------------------

      Not Applicable.

ITEM 8. Exhibits.
        ---------

      See the Exhibit Index attached hereto.

ITEM 9. Undertakings.
        -------------

      A.    Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, That paragraphs (a)(1)(i) and
                        (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florence, State of Kentucky, on September 29, 1997.

                                     THE BANK OF KENTUCKY FINANCIAL CORPORATION

                                     By: /s/ Robert W. Zapp
                                         --------------------------------------
                                             Robert W. Zapp, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

           Signature                             Title                         Date
-------------------------------     -------------------------------     ------------------

/s/ Rodney S. Cain                  Director and Secretary              September 29, 1997
-------------------------------
    Rodney S. Cain

/s/ Ruth Seligman Doering           Director                            September 29, 1997
-------------------------------
    Ruth Seligman-Doering

/s/ R.C. Durr                       Director, Chairman of the Board     September 29, 1997
-------------------------------     of Directors
    R.C. Durr

/s/ John J. Flesch                  Director and Treasurer              September 29, 1997
-------------------------------
    John J. Flesch

/s/ Thomas L. Franxman              Director                            September 29, 1997
-------------------------------
    Thomas L. Franxman

/s/ Harry J. Humpert                Director                            September 29, 1997
-------------------------------
    Harry J. Humpert

/s/ David E. Meyer                  Director                            September 29, 1997
-------------------------------
    David E. Meyer

                                    Director                            ____________, 1997
-------------------------------
    John E. Miracle

/s/ Mary Sue Rudicill               Director                            September 29, 1997
-------------------------------
    Mary Sue Rudicill

/s/ Robert B. Sathe                 Director                            August 22, 1997
-------------------------------
    Robert B. Sathe

/s/ William E. Snyder               Director                            September 29, 1997
-------------------------------
    William E. Snyder

/s/ Herbert H. Works                Director                            September 29, 1997
-------------------------------
    Herbert H. Works

/s/ Robert W. Zapp                  Director and President              September 29, 1997
-------------------------------
    Robert W. Zapp


                                 EXHIBIT INDEX



Exhibit
  No.                       Description                                          Location
-------     -------------------------------------------     ---------------------------------------------------

  4(a)      The Bank of Kentucky Financial Corporation      Incorporated by reference to the Proxy Statement
            1997 Stock Option and Incentive Plan            filed by Registrant on March 27, 1997, Exhibit A.

  4(b)      Articles of Incorporation of Registrant, as     Incorporated by reference to Form 8-A filed by
            amended.                                        Registrant on April 28, 1995 (the "8-A"), Exhibits
                                                            2(a), 2(b) & 2(c).

  4(c)      By-Laws of Registrant.                          Incorporated by reference to the 8-A, Exhibit 2(d).

  5 Opinion of Ziegler & Schneider, P.S.C., as to legality.

 23(a)      Consent of Crowe, Chizek and Company.

 23(b)      Consent of Ziegler & Schneider, P.S.C.          Included in Exhibit 5.